                                                                   Exhibit 10.35


CONTRACT DOC NO  AC881                                          DIVISION PMI

PARTIES           ELLIOTT'S ENTERPRISE CO., LTD.       DIVISION CONTACT ALICE CHEN
                  7F NO. 9 WU KUNG 5TH ROAD                             RICHARD FORREST
                  WU KU INDUSTRIAL PARK
                  HSIN CHUNG CITY, TAIPEI HSIEN        EFFECTIVE DATE   SEPT. 19, 1996
                  TAIWAN.
                                                       TERMINATION DATE DEC. 31, 2001

                  REN MIN COMPANY LIMITED              SALES REP
                  9 FIVE KUNG FIVE ROAD, HSIN
                  CHUN, TAIWAN (53,364 SQ. FT.)        CONTRACT TYPE    LEASE

                                                       COUNTRY          TAIWAN

                                                       CONTR STORAGE LOCAT FILES
                                                                 (REAL ESTATE)

CONTACT           HUANG YING LIANG                     CONTRACT TEX LOCAT
                                                       REMARKS
                                                       REAL ESTATE LEASE FOR ADI'S PLANT
                                                       IN TAIWAN. THIS FILE ALSO CONTAINS
                                                       THE TAIWAN LEASE FOR THE 5TH
                                                       FLOOR.

ANALOG ATTORNEY     LEE & LI                           There are three leases; one for 2nd floor, one
                                                       for 3rd and 4th floors and one for 5th floor.
                                                       Each has an option to extend for 3 to 5 years.
                                                       Note that the options can be exercised
                                                       individually, meaning not all must be
PARTY ATTORNEY      UNKNOWN                            exercised together. If certain floors are no
                                                       longer needed, that option can be allowed to
                                                       lapse while the others are exercised.  There
                                                       are options for additional space. (EXPIRES
ADI INHOUSE ATT     WA WISE                            12.31.96)

WORD FILE NAME                                         LEASE FOR FLOORS, 1-5 IN FACTORY
                                                       BUILDING 9 FIVE-KUNG-FIVE ROAD, HSIN
                  GO TO WORD FILE                      CHUN, TAIPEI HSIEN, TAIWAN

                                  (Translation)

                        FACTORY BUILDING LEASE AGREEMENT


This Agreement is entered into on Sep. 19, 1996 by and between Lessor, Ren Min Company Limited (hereinafter referred to as "Party A") and Lessee, Analog Devices Taiwan Limited (hereinafter referred to as "Party B") for lease of the Premises as defined below under the terms and conditions set forth below.

Article I -      Description of the Premises

1. Party A hereby agrees to continue to lease to Party B, and Party B hereby agrees to continue to lease from Party A, the entire space of the first, second, third, fourth and fifth floors (totalling 53,364 square feet) of the factory building situated at 9, Five-Kung-Five Road, Hsin Chun, Taipei Hsien, and some ancillary facilities and improvements as agreed upon by the parties (hereinafter referred to as "Premises") Party B is hereby granted a preferential right to additionally lease the sixth and/or seventh floor(s) in the same factory building according to Article 15 of this Agreement.

2. The ancillary facilities and improvements mentioned in Paragraph (1) above shall include a parking space sufficient for 25 car parks and such basic fire protecting facilities as fire fighting water hose and emergency lights, etc.

3. The parties hereto acknowledge that the Premises included in this Agreement have been leased by Party A to Party B and are currently being used by Party B and that the existing lease agreements for the Premises will continue to be in full force once effect until December 31, 1996 and shall not be terminated or otherwise affected by the execution of this Agreement.

Article 2 -      Warranties Regarding the Title over and Quality of the Premises

1. Party A hereby warrants that during the term of this Agreement and any renewal thereof, the Premises are and shall remain the property of Party A.

2. Party A hereby warrants that the Premises can be lawfully leased to and used by Party B as factory premises.

3. Party A hereby warrants that the Premises are in good quality and suitable for use as a factory, and that the occupancy permits have been obtained for the factory building in question.


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4.       Party A further warrants that Party B has the right to make use of and get access to the Premises free from any interference of the other parties (including the owner of land and the government authorities). Party A shall also be responsible for keeping the access road and entrance free from any barrier so as to satisfy the requirement of Party B's operation.

Article 3 - Term of Lease

1. This Agreement shall take effect from January 1, 1997 and unless early terminated pursuant to this Agreement, shall continue in full force and effect for a period of five years ending on December 31, 2001. Upon expiration of the five-year term, Party B shall have a right to renew this Agreement for another period from five to seven years. In addition, Party B is hereby granted a right of first refusal to additionally lease any and all spaces in the sixth and/or seventh floor(s) of the same factory building during the initial term or any renewal period thereof.

2. If Party B desires to renew the lease after the expiration of the five-year term, it shall give Party A a renewal notice in writing at least one year prior to the expiration of the initial term and shall agree upon in writing with Party A the rental for such renewal term prior to the expiration of the initial term. The rental for the renewal term shall exclude the costs of basic fire protecting facilities as set forth in Article 1 hereof and shall not exceed the rental level available for identical or similar factory building in the neighborhood.

3. In case Party B desires to exercise the right of first refusal with respect to the other floors of the same factory building, it shall also give Party A a one-year prior written notice. The rental thereof shall be calculated according to the same rental for the third, fourth or fifth floor then in effect.

Article 4 - Rental and Deposit

1. The rental for the Premises other than the parking spaces shall be fixed at NT$1,145,000 per month during five-year lease term (monthly rental for each and every floor is set forth in Annex A attached hereto for reference). The rental for the parking spaces shall be fixed at NT$1,500 per month per each space during the five-year lease term. The monthly rental for the renewal period shall be determined in accordance with Article 3, Paragraph (2), of this Agreement.

2. The rental shall be payable by Party B to Party A in every three months no later than the fifth day from the beginning of each payment period. The valued-added tax leviable on the rental. Party A shall issue a uniform invoice in. full amount against the payment of rental (including the VAT) by Party B.


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3.       A deposit in the amount of $3,435,000 had been paid to and received by
         Party A (Note: Under the current lease, Party B had already paid a deposit in the amount of NT$3,835,500 which is in excess of the deposit required under this Agreement. The excess amount of NT$400,500 shall be refunded by Party A to Party B, without any interest, upon the effective date of this Agreement on January 1, 1997). Upon expiration or early termination of this Agreement, Party A shall refund to Party B the deposit without interest at the time when Party B has vacated the premises. in the event the Premises are subject to attachment by the court, or sold or the title thereof is transferred to a third party, Party B shall have the right to offset the undue rental in full against the deposit, unless the assignee of the Premises confirms in writing that he has received from Party A the deposit and undertaken to accept the assignment of this Agreement.

4. In case Party A has breached any of the warranties set forth in Article 2 of this Agreement, which makes Party B unable to lawfully use the Premises, Party B shall have a right to cancel this Agreement upon serving a written notice to Party A. In case this Agreement is so canceled, Party A shall immediately return to Party B the deposit and the undue rental plus an interest to be calculated according to the statutory interest rate.

Article 5 - Period for Vacation of the Premises

Upon expiration or early termination of this Agreement, Party B shall be given a period of three months to vacate the Premises, provided that Party B shall continue to pay the rental for the period from the expiration or termination of the term of lease till the date of completion of its vacation of the Premises at the rental rate prevailing on the expiration or termination date.

Any production equipment and commodities left over at the Premises after the expiration of the said three-month period shall belong to and be subject to free disposal of Party A. Should Party A be unwilling to retain such equipment or commodities and has to dispose of the same, the costs and expenses so incurred shall be borne by Party B and Party A may deduct the same from the deposit.

Article 6 - Purpose of Lease

The Premises are leased to Party B for its operation of the business as specified in its Company License.

Article 7 - Improvements by Party B

1. In order to use the Premises as a factory to operate its business, Party B has the right at any time and from time to time to add, modify and increase or decrease water and power facilities as well as to install necessary equipment and facilities


                                       -4-


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         as required for business operation (hereinafter referred to as "Party
         B's Improvements"). Any of the change on the structure of the factory building shall, nevertheless, be approved by Party A in advance, which approval shall not be unreasonably withheld. For the purpose of proceeding the Party B's Improvements, if Party A is required to provide written consent and other relevant documents and/or application in the name of Party A for government approval, permit or license, Party A shall agree to forthwith provide such documents and necessary cooperation and assistance. When Party B vacates the Premises upon expiration or termination of this Agreement, any of the Party B's improvements attached to the Premises that cannot be removed shall belong to Party A. in case the registration of title transfer is required therefor, such registration shall be filed by Party A on its own account and any tax registration fees and other charges arising therefrom shall also be borne by Party A.

2. Party A agrees to undertake the responsibility of ensuring the availability and free access by Party B of the roads and entrances surrounding the Premises and agrees to resolve any problem so encountered by Party B therefrom. In addition, Party B shall have the right to get access to the premises, on a 24-hour a day and 7-day a week basis.

Article 8 -       Repair and Maintenance of the Premises

During the term of this Agreement, regular maintenance and repair of the Premises shall be the responsibility of Party A. Any damages caused by force majeure shall be repaired immediately by Party A, and for the period before the said repair is completed, Party B is entitled to rental reduction or rental free depending upon the extent of unavailability of the Premises. If Party A refuses or delays to repair, Party B shall have the right to do the job by itself and request Party A to reimburse the costs or to deduct the costs from the rental payable.

Article 9 -       Tax, Dues, Water and Power Supplies and Other Charges

1. Tax and dues leviable in connection with the Premises shall be borne by Party A. Charges of water and power supplies incurred from the use of the Premises by Party B during the term of lease shall be borne by Party B. Costs of water and power supply facilities added by Party B during the term of lease shall also be borne by Party B.

2. Party A shall arrange for the availability of a 24-hour security service and a 10-hour security guard for the factory building. The costs and expenses incurred therefrom shall be shared by Party A and Party B according to their respective occupancies of the factory building.

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3.       Party A shall, at its own account, purchase fire and accident insurances to cover the Premises and the factory building. Any insurance relating to the facilities and equipment owned by Party B shall be the sole responsibility of Party B.

Article 10 - Destruction and Damages of the Premises

During the term of lease, if any destruction and damage of the Premises, totally or partially, should occur due to causes not attributable to Party B's act, Party A shall be responsible for the restoration thereof. During the restoration period, Party B may claim rental deduction or exemption, subject to the extent of availability of the Premises. However, in the case of substantial destruction and damage, Party A or Party B is entitled to claim extinguishing of the Lease.

Article 11 - Subletting

1. With the prior written consent of Party A which consent shall not be unreasonably withheld, Party B may assign this Agreement, or sublet or lend to a third party all or any part of the Premises. In addition, Party B shall be entitled to assign this Agreement, or sublet or lend all or any part of the premises to any affiliated enterprise of Party B's main investors upon a prior notice to Party A, provided that the use of the Premises shall comply with Article 6 hereof.

2. In case Party B has breached its obligations under Paragraph (1) of this Article, Party A may terminate this Agreement or request the third party sublessee to move out of the Premises within two months, with the costs and expenses to be borne by Party B. During the period between the termination of the lease and the vacation of the Premises or during the removal period, Party B shall continue to pay the rental or Party A may deduct the same from the deposit.

Article 12 - Termination of this Agreement before Expiration

1. Unless otherwise provided herein, if the Premises are no longer able to be used by Party B pursuant to the Section entitled "Purposes of the Lease" contained in Article 6 hereof because of change of laws or due to any other reasons not attributable to either Party, Party B shall be entitled to terminate this Agreement in writing at any time. Party B is also entitled to terminate this Agreement if it intends to cease business operation at the Premises, provided that it shall give a 6 months' prior written notice to Party A. If this Agreement is terminated in accordance with this Article, Party A shall return the deposit and the prepaid but unused rental without any interest to Party B at the same time as Party B moves out of the premises in accordance with this Agreement.

2. Party B shall not produce, sell or store in the premises unlawful articles or any articles dangerous to public safety, or conduct any activities against the


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         government policy. In case of violation, Party B shall be solely responsible for any result thereof. If Party B's business operation is so suspended by the order of the government, Party A shall have the right to terminate this Agreement.

Article 13 - Return of the Premises

Upon expiration, termination or extinction of this Agreement, Party B shall move its production equipment, materials, finished products, office furniture or any other objects out of the premises and return the premises to Party A within 3 months, and shall not claim any compensation. of the removal costs. In the event of any damages to the Premises due to Party B's fault, Party B shall be liable for any repair to restore the Premises to the original condition as soon as possible. However, if the damages are caused due to normal wear or causes not attributable to Party B, Party B shall not be responsible for such damage. Any of the Party B's Improvements that are unable to be removed shall be surrendered to Party A in their existing condition. At the time of return of the premises, in the event of any damage which Party B is liable for repair, Party A may withhold from the returnable deposit an amount equivalent to the repair expenses, and return the balance thereof to Party B after the repair is completed by Party B. However, Party B may opt to give up the deposit withheld by Party A and be exempt from the repair responsibility. When Party B receives the deposit and the prepaid but unused rental returned by Party A, Party B shall provide the original copy of the Factory License and the application for cancellation of the factory registration to Party A so that Party A may apply for cancellation of the registration of Party B's factory registration.

Article 14 - Punishment for Default

1. In case of delay of the rental payment, Party B shall pay to Party A a delay interest calculated at the prevailing highest bank loan annual interest rate on the delayed rental for the days delayed until the date of full payment. If Party B delays in paying the rental for three months or more, Party A may terminate the lease hereof and may deduct from the returnable deposit the amount equivalent to one month's rental as liquidated damage for the termination thereof.

2. If Party B fails to move out of the Premises within 3 months after the expiration, termination or extinction of this Agreement, it shall pay Party A a daily default penalty at a rate of two times of the said rental, counting from the day of the expiration of the said 3-month period to the day of return of the Premises. Party A may also deduct such penalty from the deposit. On the contrary, if Party A fails to return to Party B the returnable deposit and the prepaid but unused rental at the time as Party B moves out of the Premises, Party B may refuse to deliver the Premises, and Party A shall pay delay interest calculated at the prevailing highest bank loan annual interest rate on the returnable but not returned amount, counting until the day of return of the said amount.



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Article 15 - Right of First Refusal

1. During the term of this Agreement, if Party A desires to lease any of the other floors in the same factory building to others, Party B shall have the right of first refusal to lease the same under the same terms and conditions as set forth in this Agreement. In case Party B requires any other floors of the same factory building for its business expansion and Party A has vacant floors available for lease, Party B shall also have the preferential right to lease such floors under the same terms and conditions as set forth in this Agreement.

2. During the term of this Agreement, if Party A intends to sell the Premises to a third party, Party B shall have the right of first refusal to purchase the same. Party A shall notify Party B in writing of the provisions of sale and purchase of the premises agreed between Party A and the third party, and shall give Party B a three-month period to exercise such right. If Party B decides to exercise the right, an agreement of sale and purchase shall take effect at the time as Party B's written notice stating the exercise of such right has been served on Party A. The parties hereto shall then perform their respective obligations pursuant to the provisions of sale and purchase contained in the original written notice from Party A, and this Agreement shall terminate as of the date on which Party B retains the title of the Premises. In the event of any delay of Party B's acquisition of the premises due to reasons attributable to Party A, Party B is not required to pay any rental for the delay period.

         If Party B fails to exercise its right of first refusal within the prescribed period, Party A is entitled to sell the Premises to the third party in accordance with the provisions of sale and purchase originally notified to Party B, provided that this Agreement shall in no event be affected. Moreover, Party A shall be responsible to ensure that such purchaser would execute a written acknowledgement agreeing to be bound by this Agreement and to be liable for the return of the deposit. In the event of any alteration in the provisions of sale and purchase by which Party A intends to sell the Premises to a third party, Party B shall also enjoy the same right of first refusal in accordance with the altered provisions of sale and purchase.

3. After the Premises have been purchased by Party B or the parties hereto have reached an agreement of sale and purchase in accordance with this Article, Party A shall not claim any interest on any of the Party B's Improvements.


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Article 16

This Agreement is executed in duplicate with each party holding one original as evidence.

                                    Party A:

                                                Ren Min Company Limited



                                                By: /s/ [illegible signature]
                                                    ----------------------------
                                                Title: Chairman of the Board
                                                       Address:


                                    Party B:

                                                Analog Devices Taiwan Limited



                                                By: /s/ Joe McDonough
                                                    ----------------------------
                                                Title: Chairman of the Board
                                                       Address:



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


                       AGREED MONTHLY RENT - JULY 25, 1996

                                                                 Unit: NT$/Month


FLOOR               SQUARE FOOT      PING           1997           1998           1999           2000           2001         TOTAL
-----               -----------      ----           ----           ----           ----           ----           ----         -----

1st Floor                10,195       287        290,000        290,000        290,000        290,000        290,000     1,450,000

2nd Floor                 9,857       277        195,000        195,000        195,000        195,000        195,000       975,000

3rd Floor                11,104       312        220,000        220,000        220,000        220,000        220,000     1,100,000

4th Floor                11,104       312        220,000        220,000        220,000        220,000        220,000     1,100,000

5TH FLOOR                11,104       312        220,000        220,000        220,000        220,000        220,000     1,100,000
---------                ------     -----     ----------     ----------     ----------     ----------     ----------    ----------

Total/Month:             53,364     1,500      1,145,000      1,145,000      1,145,000      1,145,000      1,145,000     5,725,000

Total/Year:                                   13,740,000     13,740,000     13,740,000     13,740,000     13,740,000    68,700,000

Increase %:                                              0%             0%             0%             0%


NOTE:  THE MONTHLY RENTAL WITH NO INCREASE UNTIL THE END OF 2001.

FLOOR              CURRENT 1996
-----              ------------

1st Floor               250,000

2nd Floor               192,950

3rd Floor               192,950

4th Floor               192,950

5TH FLOOR               180,000
---------            ----------

Total/Month:          1,008,850

Total/Year:          12,106,200

Increase %:   A 13.5% increase for 1997

     This Exhibit 10.35 represents a fair and accurate English translation of a Lease agreement dated September 19, 1996 between Ren Min Company Limited and Analog Devices Taiwan Limited relating to the premises at Five-Kung-Five Road, Taipei, Taiwan.


                                  ANALOG DEVICES, INC.

                                  By: /s/ William A. Martin
                                     ------------------------------
                                  Title: Treasurer